                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is effective as of March 1,
                                      ---------
1998, between GroupMAC Management Co., a Delaware corporation (the "Company"),
                                                                    -------
Group Maintenance America Corp., a Texas corporation ("GroupMAC"), and Alfred R.
                                                       --------
Roach, Jr., a resident of Harris County, Texas ("Employee").
                                                 --------

                             W I T N E S S E T H:

     WHEREAS, Employee and GroupMAC entered into an Employment Agreement dated as of August 1, 1997 (the "Original Employment Agreement"); and
                           -----------------------------

     WHEREAS, GroupMAC assigned the Original Employment Agreement to the Company, and Employee became an employee of the Company, effective as of March 1, 1998; and

     WHEREAS, the Company, GroupMAC and Employee desire to amend and restate the Original Employment Agreement to reflect the effects of the foregoing assignment, to modify the provisions of the Original Employment Agreement pertaining to changes of control of GroupMAC, and to make certain other changes;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby amend and restate the Original Employment Agreement as follows:

     1.   Employment.  The Company hereby agrees to employ Employee and the
          ----------
Employee hereby agrees to work for the Company as its Executive Vice President-Commercial Group. Employee's principal office shall be in Houston, Texas. Employee will report to the President of the Company. Subject to consultation with the President, Employee will have direct supervisory responsibility and authority for the operations of the Company's commercial/ industrial businesses. So long as he is employed by the Company, Employee shall devote his skill, energy and best efforts to the faithful discharge of his duties as an employee of the Company. In providing services hereunder, Employee shall comply with and follow all directives, policies, standards and regulations from time to time established by the Board of Directors of the Company.

     2.   Term of Employment.  Employee's employment by the Company pursuant to
          ------------------
this Agreement shall continue in effect for an initial term of three years from the date of this Agreement, unless terminated in accordance with Section 7, and shall be extended from year to year thereafter, unless terminated effective as of the end of the initial term or any one-year extension thereafter by written notice from the Company to Employee, or by written notice of Employee to the Company, delivered not less than 90 days prior to the end of the initial term, or the anniversary of such one-year extension, as applicable.

     3.   Representations and Warranties.  Employee represents and warrants that
          ------------------------------
he is under no contractual or other restrictions or obligations that will significantly limit his activities on behalf of the Company or will prohibit or limit the disclosure or use of by Employee of any information which directly or indirectly relates to the nature of the Company or the services to be rendered by Employee under this Agreement.

     4.   Compensation.  Subject to the provisions of Section 10, Employee will
          ------------
be entitled to the compensation and benefits set forth in this Section 4.

     (a) During 1998, the Company shall pay Employee an Annual Base Salary, payable semi-monthly, in equal semi-monthly installments at a rate equal to $150,000 per year. In each subsequent calendar year during the term of this Agreement, the Company shall pay to Employee an Annual Base Salary equal to the greater of (i) his salary for the immediately preceding year or (ii) if determined otherwise by the Board of Directors, an Annual Base Salary determined by the Board of Directors following its annual salary and performance review.

     (b) Employee shall be eligible to receive an annual bonus pursuant to the incentive compensation program in effect from time to time for executive employees of GroupMAC. The target bonus of Employee under such program shall not be less than 90% of Employee's annual salary.

     (c) All payments of salary and other compensation to Employee shall be made after deduction of any taxes required to be withheld with respect thereto under applicable federal and state laws.

     5.   Fringe Benefits; Expenses.  (a)  Employee shall participate in all
          -------------------------
employee benefit plans sponsored by the Company or GroupMAC for its executive employees, including but not limited to stock bonus, stock purchase and stock option plans, sick leave and disability leave, health insurance, dental insurance and pension and/or profit sharing plans; provided, however, that except as provided below, the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of the Company.

     (b) The Company will reimburse Employee for all reasonable business expenses incurred by Employee in the scope of his employment; provided, however, that Employee must file expense reports with respect to such expenses in accordance with the Company's policies as are in effect from time to time.

     (c) Employee shall be entitled to a minimum of three weeks paid vacation during each calendar year, increasing to four weeks at June 1, 2000, and to paid holidays and other paid leave set forth in the Company's policies in effect from time to time. Any vacation not used during a calendar year may not be used during any subsequent period.

     (d) The Company will pay all license fees, occupation taxes and reasonable educational costs and expenses necessary to maintain Employee's good standing under any professional licenses.

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

     (e) The Company shall use reasonable efforts to provide (i) life insurance payable to Employee's designated beneficiary in an amount at least three times Employee's Annual Base Salary and (ii) disability insurance on behalf of Employee which, as a goal, shall provide for salary continuation in the event of permanent disability in an amount not less than 60% of Employee's Annual Base Salary, it being acknowledged by Employee that GroupMAC's present disability insurance provides a limit of $5,000 per month.

     6.   Indemnification and Insurance.  The Company shall indemnify Employee
          -----------------------------
with respect to matters relating to his services as an officer and/or director of the Company or any of its Affiliates to the extent set forth in the Company's By-laws and in accordance with the terms of any other indemnification which is generally applicable to executive officers of the Company or any of its Affiliates that may be provided by the Company or any such Affiliate from time to time. The foregoing indemnity is contractual and will survive any adverse amendment to or repeal of the By-laws. The Company will also cover Employee under a policy of officers' and directors' liability insurance providing coverage that is comparable to that provided now or hereafter to any other executive officer or director of the Company or GroupMAC. The provisions of this
Section 6 will survive the termination of Employee's employment for any reason and the term of this Agreement.

     7.   Change in Control of the Company.
          --------------------------------

     (a) If a Change of Control (as defined in Exhibit A attached hereto) occurs and if during the Protected Period (as defined in Exhibit A attached hereto), Employee's employment is terminated, whether by the Company or by Employee, then the Company shall promptly pay or otherwise provide to Employee the benefits set forth below:

          (i) An amount equal to two times the sum of (A) Employee's Annual Base Salary then in effect and (B) Employee's target bonus for the calendar year in which such termination occurs (assuming the maximum target bonus will be earned for such year), payable in a single lump sum by certified or bank cashier's check within five days of such termination; and

          (ii) An amount equal to the product of (A) the maximum monthly premium payment that may be charged to continue coverage for Employee and Employee's dependents under the Company's health insurance plan under COBRA, multiplied by (B) 24 months.
            ----------

Notwithstanding the foregoing, Employee shall not be entitled to any benefits under this Section 7 if such termination is (i) due to Employee's death, (ii) by the Company on account of Employee's Disability as provided in Section 10(d) below, (iii) by the Company for Cause as provided in Section 10(a) below, or
(iv) by Employee for other than Good Reason (as defined in Exhibit A attached hereto) as provided in Section 10 below.

     8.   Gross-Up of Parachute Payments.
          ------------------------------

     (a) To provide Employee with adequate protection in connection with his ongoing employment with the Company, this Agreement provides Employee with various benefits in the event of termination of Employee's employment with the Company during the Protected Period. If Employee's employment is terminated following a "change of control" of GroupMAC or the Company, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), a
                                                                       ----
portion of those benefits could be characterized as "excess parachute payments" within the meaning of Section 280G of the Code. The parties hereto acknowledge that the protections set forth in this Section 8 are important, and it is agreed that Employee should not have to bear the burden of any excise tax that might be levied under Section 4999 of the Code or any similar provision of state or federal law, in the event that any portion of the benefits payable to Employee pursuant to this Agreement are treated as an excess parachute payment. The parties, therefore, have agreed as set forth in this Section 8.

     (b) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution (including income recognized by Employee upon the early vesting of restricted property or upon the exercise of options whose exercise date has been accelerated) by GroupMAC or the Company or any other person to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed
                          -------
by Section 4999 of the Code or any similar provision of state or federal law or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company
                                             ----------
shall pay an additional payment (a "Gross-Up Payment") in an amount such that
                                    ----------------
after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments.

     (c) Subject to the provisions of Section 8(d) below, all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by an independent public accounting firm with a national reputation selected by Employee (the "Accounting Firm") that shall provide detailed supporting
               ---------------
calculations both to the Company and to Employee within 15 business days after the receipt of notice from Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control of GroupMAC or the Company, Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Company shall indemnify and hold harmless Employee, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed on Employee as a result of such payment of fees and expenses. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to Employee within five days of the receipt of the Accounting

Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Employee, it shall furnish Employee with a written opinion that failure to report the Excise Tax on Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding on the Company and Employee. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments may not have been made by the Company that should have been made ("Underpayment"), consistent with the calculations
                        ------------
required to be made hereunder. If the Company exhausts its remedies pursuant to
Section 8(d) below and Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee.

     (d) Employee shall notify the Company in writing of any claim (including any threatened tax lien related to or based on any such claims) by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after Employee is informed in writing of such claim (or threatened lien) and shall apprize the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due or such tax lien would be imposed). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim (or threatened lien), Employee shall:

          (i) give the Company any information reasonably requested by the Company relating to such claims (or threatened lien);

          (ii) take such action in connection with contesting such claim (or threatened lien) as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (iii) cooperate with the Company in good faith in order effectively to contest such claim (or threatened lien); and

          (iv) permit the Company to participate in any proceedings relating to such claims (or threatened lien);

provided, however, that the Company shall bear and pay directly all costs and expenses (including legal fees and expenses, additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(d), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee shall prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Employee shall determine (but in no event shall the Company permit or direct Employee to allow a tax lien to be imposed on Employee's property); provided, further, that if the Company directs Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Employee, on an interest-free basis, and shall indemnify and hold Employee harmless on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. In addition, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (e) If, after the receipt by Employee of an amount advanced by the Company pursuant to Section 8(d), Employee becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of Section 8(d) above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by Employee of an amount advanced by the Company pursuant to Section 8(d) above, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     9.   Acceleration of Options.  Upon the occurrence of any of the following
          -----------------------
events at a time while Employee holds outstanding options to purchase GroupMAC Common Stock, all such options shall be immediately exercisable in full:

          (i) the acquisition described in clause (i) of the definition of Change of Control;

          (ii) the change in the composition of the Board of Directors described in clause (ii) of such definition;

          (iii) the shareholder approval or adoption described in clauses (iii) or (iv) of such definition;

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

          (iv) the commencement date of any tender offer subject to the terms of Section 14(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or exchange offer subject to the terms of the Securities
      ------------
     Act of 1933, as amended (the "Securities Act"), or any other offer or
                                   --------------
     series of offers to purchase for cash, or to exchange for securities of a person other than the Company or any of its affiliates, GroupMAC Common Stock by any "person" or "group" of persons (as such terms are used in Rule 13d of the Exchange Act) other than an offer or offers by GroupMAC or by employee benefit plan(s) sponsored by GroupMAC ("Tender Offer") if such
                                                      ------------
     person or group would hold 30% or more of the then outstanding GroupMAC Common Stock after the consummation of the Tender Offer.

     10.  Termination.
          -----------

     (a) Either the Company or Employee may terminate Employee's employment hereunder at any time by delivery of written notice by the terminating party of its election to terminate this Agreement to the other party. Promptly after such termination of employment, the Company shall pay to Employee an amount equal to the sum of (i) Employee's earned but unpaid Annual Base Salary through the date of termination of employment at the rate in effect at the time of such termination, (ii) vacation pay earned but not taken to the date of such termination, and (iii) all other amounts previously deferred by Employee or earned but not paid as of such date under all Company incentive or deferred compensation plans or programs.

     (b) If the Company terminates Employee's employment without Cause, then the Company shall promptly pay to Employee the following amounts in addition to those set forth in Section 10(a):

          (i) If such termination occurred during a Protected Period, the amounts set forth in Section 7; and

          (ii)  If such termination did not occur during a Protected Period,

                (A) an amount equal to 12 months' compensation at Employee's then current Annual Base Salary, payable semimonthly, and shall continue to provide benefits in the kind and amounts provided up to the date of termination for a 12 month period including, without limitation, continuation of any Company-paid benefits as described in
          Section 5 for Employee and Employee's family;

                (B) any portion of Employee's bonus for the calendar year prior to the calendar year in which such termination of employment occurs which has not been paid; and

                (C) an additional amount equal to a prorated portion of Employee's target bonus for the calendar year in which such termination occurs, assuming that Employee would have earned the maximum target bonus for such year (such prorated portion to be determined based upon the number of working days

          Employee is employed by the Company during the calendar year in which Employee's employment is terminated divided by the total number of working days in such calendar year).

     The amounts described in clauses (B) and (C) above shall be paid promptly after the determination of such bonuses, but in any event prior to the publication of financial statements of GroupMAC for such year.

     (c) If Employee terminates Employee's employment for Good Reason during a Protected Period, then the Company shall promptly pay to Employee, in addition to the amounts set forth in Section 10(a), the amounts set forth in Section 7.

     (d) In the event this Agreement is terminated by the Company without Cause or by Employee with Good Reason, Employee agrees to accept, in full settlement of any and all claims, losses, damages and other demands that Employee may have arising out of such termination, as liquidated damages and not as a penalty, the payments set forth in this Agreement. Employee hereby waives any and all rights Employee may have to bring any cause of action or proceeding contesting any termination without Cause or Good Reason; provided, however, that such waiver shall not be deemed to affect Employee's rights to enforce any other obligations of the Company. Under no circumstances shall Employee be entitled to any compensation or confirmation of any benefits under this Agreement for any period of time following Employee's date of termination if Employee's termination is for Cause.

     (e) If at any time during the term of this Agreement, Employee is unable due to physical or mental disability, to perform effectively Employee's duties hereunder, the Company shall continue payment of compensation as provided in
Section 4 during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. Upon the expiration of such 12 month period, the Company, at its sole option, may continue payment of Employee's salary for such additional periods as the Company elects, or may terminate this Agreement without any further obligations hereunder. If Employee should die during the term of this Agreement, Employee's employment and the Company's obligations hereunder shall terminate as of the end of the month in which Employee's death occurs.

     (f) So long as Employee receives a severance as provided in Section 10(b) above, Employee shall sign any lock-up letters, standstill agreements, or other similar documentation required by an underwriter in connection with a public offering of securities by GroupMAC or take other actions reasonably related thereto as requested by the Board of Directors of GroupMAC; provided, however, that the period of any such lock-up or standstill agreement shall not exceed the shorter of (i) 180 days or (ii) the balance of the severance period. Failure to take any such action shall cause Employee to forfeit any further rights to the salary continuation payments in Section 10(b)(ii). In addition, in such event the Company can seek and obtain specific performance of such covenant, including any injunction requiring execution thereof, and Employee hereby appoints the then current president of the Company to sign any such documents on his behalf so long as such documents are prepared on the same basis as other shareholders generally or as all management shareholders.

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

     11.  No Mitigation Obligation.  The Company acknowledges that it will be
          ------------------------
difficult and may be impossible (i) for Employee to find reasonably comparable employment following termination of Employee's employment and (ii) to measure the amount of damages which Employee may suffer as a result of the termination of Employee's employment. Accordingly, all amounts paid to Employee under this Agreement following Employee's termination of employment are acknowledged by the Company to be reasonable and to be liquidated damages, and Employee will not be required to mitigate the amount of such payments by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever (including from other employment) create any mitigation, offset, reduction or any other obligation on the part of Employee under this Agreement.

     12.  Covenant Not to Compete.
          -----------------------

     (a) During Employee's employment with the Company or any of its Affiliates (as defined in Exhibit A attached hereto) and thereafter during the Restricted Period (as defined in Exhibit A attached hereto), regardless of the reason for the termination of Employee's employment, Employee will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a shareholder, investor, owner, officer or director of a company or other entity, or as an employee, agent, associate or consultant of any person, partnership, corporation or other entity, any business in any State of the United States or in any other part of the world that directly competes with any services or products produced, sold, conducted, developed, or in the process of development by the Company or its Affiliates on the date of termination of Employee's employment.

     (b) Notwithstanding the foregoing, Employee shall be permitted to engage in the following activities which could otherwise be covered by Section 12(a):

          (i) the ownership of less than one percent of any class of securities of a publicly-held company whose gross assets exceed $100,000,000; and

          (ii) working in the indoor air quality, heating, ventilation and air conditioning or plumbing maintenance services industry if such activities are not in direct competition with any products or services produced, sold, conducted, developed, or in the process of development by the Company or its Affiliates on the date of termination of Employee's employment.

     (c) Employee acknowledges that the limitations set forth herein on his rights to compete with the Company and its Affiliates are reasonable and necessary for the protection of the Company and its Affiliates. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on his activities specified herein, are reasonable and necessary for the protection of the Company and its Affiliates. In particular, Employee acknowledges that the parties anticipate that Employee will be actively seeking markets for the products and services of the Company and its Affiliates throughout the United States during Employee's employment with the Company.

     (d) In the event that there shall be any violation of the covenant not to compete set forth in this Section 12, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation continues; and in the event the Company is required to seek relief from such violation in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

     (e) Employee agrees that the remedy at law for any breach by Employee of this Section 12 will be inadequate and that the Company shall also be entitled to injunctive relief.

     13.  Confidential Information.  During the term of this Agreement, and for
          ------------------------
five years after Employee's termination of employment, Employee shall not use or disclose, without the prior written consent of the Company, Confidential Information (as defined in Exhibit A attached hereto) relating to the Company or any of its Affiliates, and upon termination of Employee's employment will return to the Company all written materials in Employee's possession embodying such Confidential Information. Employee will promptly disclose to the Company all Confidential Information, as well as any business opportunity which comes to Employee's attention during the term of Employee's employment with the Company. Employee will not take advantage of or divert any business opportunity for the benefit of Employee or any other Person (as defined in Exhibit A attached hereto) without the prior written consent of the Company. Employee agrees that the remedy at law for any breach by him of this Section 13 will be inadequate and that the Company shall also be entitled to injunctive relief.

     14.  Intellectual Property.
          ---------------------

     (a) To the extent they relate to, or result from, directly or indirectly, the actual or anticipated operations of the Company or any of its Affiliates, Employee hereby agrees that all patents, trademarks, copyrights, trade secrets, and other intellectual property rights, all inventions, whether or not patentable, and any product, drawing, design, recording, writing, literary work or other author's work, in any other tangible form developed in whole or in part by Employee during the term of this Agreement, or otherwise developed, purchased or acquired by the Company or any of its Affiliates, shall be the exclusive property of the Company or such Affiliate, as the case may be ("Intellectual
                                                                ------------
Property").
--------

     (b) Employee will hold all Intellectual Property in trust for the Company and will deliver all Intellectual Property in his possession or control to the Company upon request and, in any event, at the end of his employment with the Company.

     (c) Employee shall assign and does hereby assign to the Company all property rights that he may now or hereafter have in the Intellectual Property. Employee shall take such action, including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents, and the giving of testimony, as may be requested by the Company to evidence, transfer, vest or confirm the Company's right, title and interest in the Intellectual Property.

     (d) Employee will not contest the validity of any invention, any copyright, any trademark or any mask work registration owned by or vesting in the Company or any of its Affiliates under this Agreement.

     15.  Definitions.  As used in this Agreement , the terms defined in Exhibit
          -----------
A have the means assigned to such terms in such exhibit.

     16.  Notices.  All notices, requests, demands and other communications
          -------
required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand, by courier service, or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

     (a)  If to Employee:

          2313 Briarglen
          Houston, Texas 77027

     (b)  If to the Company or GroupMAC:

          GroupMAC Management Co.
          8 Greenway Plaza, Suite 1500
          Houston, Texas 77046
          Attention: Corporate Secretary
          Facsimile: 713-626-4788

Any party may change such party's address by such notice to the other parties.

     17.  No Set-off Rights.  The Company's obligations to make the payments and
          -----------------
provide the benefits required by this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee or others.

     18.  Assignment.  This Agreement is personal to Employee, and Employee
          ----------
shall not assign any of Employee's rights or delegate any of Employee's duties hereunder without the prior written consent of the Company. Neither Employee nor Employee's spouse will have the right to commute, encumber, or otherwise dispose of any payments under this Agreement. The Company shall have the right to assign this Agreement to a successor in interest in connection with a merger, sale of substantially all assets, or the like; provided however, that an assignment of this Agreement to an entity with operations, products or services outside of the industries in which the Company is then active shall not be deemed to expand the scope of Employee's covenant not to compete with such operations, products or services without Employee's written consent. The Company shall require any Person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of the Company or GroupMAC to expressly assume and agree to perform, by a written agreement in form and substance reasonably satisfactory to Employee, all of the obligations of the Company and GroupMAC under this Agreement. As used in this Agreement, the term "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise, and the term "GroupMAC" means GroupMAC as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement or otherwise.

     19.  Survival.  The provisions of this Agreement shall survive the
          --------
termination of Employee's employment hereunder in accordance with their terms.

     20.  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of Texas without regard to the choice-of-law principles thereof.

     21.  Binding Upon Successors.  This Agreement shall be binding upon, and
          -----------------------
shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     22.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the Company and Employee with respect to the terms of employment of Employee by the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning such terms of employment.

     23.  Amendments and Waivers.  This Agreement may be amended, modified or
          ----------------------
supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy.

     24.  Cumulative Rights And Remedies.  All rights and remedies hereunder are
          ------------------------------
cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise. Employee's obligations to the Company and the Company's rights and remedies hereunder are in addition to all other obligations of Employee and rights and remedies of the Company created pursuant to any other agreement.

     25.  Construction.  Each party to this Agreement has had the opportunity to
          ------------
review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

     26.  Severability.  In the event that any provision or provisions of this
          ------------
Agreement is held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or unenforceable.

     27.  Attorneys' Fees and Costs.  If any action at law or in equity is
          -------------------------
brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

     28.  GroupMAC Performance Agreement.  GroupMAC shall cause the Company to
          ------------------------------
perform each and every obligation to be performed by the Company hereunder.

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date first above written.

                                        GROUPMAC MANAGEMENT CO.

                                        By:  /s/ J. PATRICK MILLINOR, JR.
                                             ------------------------------
                                                 J. Patrick Millinor, Jr.
                                                 President


                                        GROUP MAINTENANCE AMERICA CORP.


                                        By:  /s/ DONALD L. LUKE
                                             ------------------------------
                                                 Donald L. Luke
                                                 President


                                        EMPLOYEE:

                                        Alfred R. Roach, Jr.
                                        -----------------------------------
                                        Alfred R. Roach, Jr.

                                                                       EXHIBIT A

                                  DEFINITIONS


     "Annual Base Salary" means the salary of Employee in effect at the relevant
      ------------------
time determined in accordance with Section 4(a) hereof.

     "Affiliate" means, with respect to any Person, each other Person who
      ---------
controls, is controlled by, or is under common control with the Person specified.

     "Cause" when used in connection with the termination of employment with the
      -----
Company, means the termination of Employee's employment by the Company by reason of (i) the conviction of Employee of a crime involving moral turpitude by a court of competent jurisdiction as to which no further appeal can be taken; (ii) the proven commission by Employee of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by Employee; (iv) the willful, continued and unreasonable failure by Employee to perform material duties assigned to Employee and agreed to by Employee after reasonable notice and opportunity to cure such performance; (v) the knowing engagement by Employee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by Employee, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or any of its Affiliates or which would result in a material injury to the Company or any of its Affiliates; or
(vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Insider Trading Policy or Business Ethics Policy, if any, then in effect.

     "Change of Control" means
      -----------------

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Designated
                                                                     ----------
     Person") of beneficial ownership (within the meaning of Rule 13d-3
     ------
     promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) of 30% or more of either (1) the then outstanding shares
      ------------
     of Common Stock of GroupMAC (the "Outstanding GroupMAC Common Stock") or
                                       ---------------------------------
     (2) the combined voting power of the then outstanding voting securities of GroupMAC entitled to vote generally in the election of directors (the "Outstanding GroupMAC Voting Securities"); provided, however, that the
      --------------------------------------
     following acquisitions shall not constitute a Change in Control if: (i) any acquisition of Common Stock of GroupMAC or voting securities of GroupMAC directly from GroupMAC (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition of Common Stock of GroupMAC or voting securities of GroupMAC by GroupMAC, (iii) any acquisition of Common Stock of GroupMAC or voting securities of GroupMAC by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by GroupMAC or any corporation controlled by GroupMAC and approved by the Incumbent Board, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and
     (3) of paragraph (iii) of this definition are satisfied; or

          (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of GroupMAC (the "Incumbent Board") cease for any reason
                                          ---------------
     to constitute at least a majority of the Board of Directors of GroupMAC (the "Board"); provided, however, that any individual becoming a director
           -----
     subsequent to the date hereof whose election, or nomination for election by GroupMAC's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board; or

          (iii) approval by the shareholders of GroupMAC of a reorganization, merger or consolidation, in each case unless, immediately following such reorganization, merger or consolidation, (1) more than 60% (or such greater percentage as may be approved by the Incumbent Board) of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (including, without limitation, a corporation which as a result of such transaction owns GroupMAC through one or more subsidiaries) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding GroupMAC Common Stock and Outstanding GroupMAC Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation, of the Outstanding GroupMAC Common Stock or Outstanding GroupMAC Voting Securities, as the case may be, (2) no Designated Person (excluding GroupMAC, any employee benefit plan(s) (or related trust(s)) of GroupMAC and/or its subsidiaries or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of the Outstanding GroupMAC Common Stock or Outstanding GroupMAC Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (iv) approval by the shareholders of GroupMAC of (1) a complete liquidation or dissolution of GroupMAC or (2) the sale or other disposition of all or substantially all of the assets of GroupMAC, other than to a corporation, with respect to which immediately following such sale or other disposition, (A) more than 60% (or such greater percentage as may be approved by the Incumbent Board) of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding GroupMAC Common Stock and Outstanding GroupMAC Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding GroupMAC Common Stock and Outstanding GroupMAC Voting Securities, as the case may be, (B) no Designated Person (excluding GroupMAC and any employee benefit plan (or related trust) of GroupMAC and/or its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of the Outstanding GroupMAC Stock or Outstanding GroupMAC Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of GroupMAC.

     "Confidential Information" includes information conveyed or assigned to the
      ------------------------
Company or any of its Affiliates by Employee or conceived, compiled, created, developed, discovered or obtained by Employee from and during his employment relationship with the Company, whether solely by Employee or jointly with others, which concerns the affairs of the Company or its Affiliates and which the Company could reasonably be expected to desire be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Company or its Affiliates and without limiting the generality of the foregoing includes information relating to inventions, and the trade secrets, technologies, algorithms, products, services, finances, business plans, marketing plans, legal affairs, supplier lists, client lists, potential clients, business prospects, business opportunities, personnel assignments, contracts and assets of the Company or any of its Affiliates and information made available to the Company or any of its Affiliates by other parties under a confidential relationship. Confidential Information, however, shall not include information
(a) which is, at the time in question, in the public domain through no wrongful act of Employee, (b) which is later disclosed to Employee by one not under obligations of confidentiality to the Company or any of its Affiliates or Employee, (c) which is required by court or governmental order, law or regulation to be disclosed, or
(d) which the Company has expressly given Employee the right to disclose pursuant to written agreement.

     "Good Reason" means the occurrence of any of the following events:
      -----------

     (a) Employee is assigned any duties materially inconsistent with, or diminished from, Employee's positions, duties, responsibilities and status with the Company or GroupMAC immediately prior to the commencement of the Protected Period, or Employee's status, reporting responsibilities, titles or offices are materially diminished from those in effect immediately prior to the commencement of the Protected Period, or Employee is removed from or is not re-elected or appointed to any of such responsibilities, titles, offices or positions, or Employee's duties and responsibilities are materially increased without a corresponding increase in the Employee's compensation (such increase in compensation to be satisfactory to Employee, in Employee's sole reasonable judgment), except in each case in connection with the termination of Employee's employment by the Company for Cause or on account of disability, or as a result of the Employee's death, or by the Employee for other than Good Reason; provided, however, that Good Reason shall not be triggered under this subsection
(a) by an insubstantial action not taken in bad faith and that is remedied by the Company promptly after receipt of written notice from Employee; or

     (b) Employee's Annual Base Salary is reduced from that in effect immediately prior to the commencement of the Protected Period or as the same may be increased from time to time thereafter; or

     (c) The Company or GroupMAC fails to continue in effect any benefit or compensation plan, including, but not limited to, the annual bonus plan, qualified retirement plan, executive life insurance plan and/or health and accident plan, in which Employee is participating immediately prior to the commencement of the Protected Period, or plans providing, in the sole reasonable judgment of Employee, Employee with substantially similar benefits, or the Company or GroupMAC takes any action that would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans (excluding any such action by the Company or GroupMAC that is required by law); or

     (d) The Company's or GroupMAC's principal executive offices are relocated at any time following a Change in Control more than 20 miles from where such offices were located immediately prior to such Change in Control; or

     (e) The Company requires Employee at any time following a Change in Control to relocate more than 20 miles from where Employee's office was located immediately prior to such Change in Control; or

     (f) The amendment, modification or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company or GroupMAC that was in effect immediately prior to the commencement of the Protected Period, if such amendment, modification or repeal would materially adversely affect Employee's rights to indemnification by the Company; or

     (g) The Company or GroupMAC shall violate or breach any obligation of the Company or GroupMAC in effect immediately prior to the commencement of the Protected Period (regardless whether such obligation be set forth in the Bylaws of the Company or GroupMAC and/or in this Agreement or any other separate agreement entered into between the Company or GroupMAC and Employee) to indemnify Employee against any claim, loss, expense or liability sustained or incurred by Employee by reason, in whole or in part, of the fact that Employee is or was an officer or director of the Company; or

     (h) The Company or GroupMAC shall violate or breach any other material obligation of the Company or GroupMAC owing to Employee in effect immediately prior to the commencement of the Protected Period relating to Employee's employment with the Company, but only if such violation or breach (if capable of being remedied) shall continue unremedied for more than 15 days after written notice thereof is given by Employee to the Company; or

     (i) The Board (or any nominating committee of the Board) fails to recommend and support Employee's re-election as a director of the Company or GroupMAC if the Employee is a director of the Company or GroupMAC immediately prior to the commencement of the Protected Period; or

     (j) The Company and GroupMAC shall fail to keep in force, for the benefit of Employee, directors' and officers' insurance policy with coverage amounts and scope equal to the coverage amounts and scope under such policy immediately prior to the commencement of the Protected Period; or

     (k) The Company or GroupMAC fail to obtain from a successor (including a successor to a material portion of the business or assets of the Company or GroupMAC) a satisfactory assumption in writing of the Company's or GroupMAC's obligations under this Agreement; or

     (l) The Company fails to provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Employee's position and Employee's responsibilities to and position with the Company immediately prior to the Change of Control and not materially dissimilar to the office space, related facilities and support personnel provided to other executive officers of the Company; or

     (m) The Company or GroupMAC notifies Employee of the Company's or GroupMAC's intention not to observe or perform one or more of the obligations of the Company or GroupMAC under this Agreement.

     "Person" means any individual, corporation, trust, partnership, limited
      ------
partnership, foundation, association, limited liability company, joint stock association or other legal entity.

     "Protected Period" means the period of time beginning with a Change of
      ----------------
Control and ending 24 months following such Change of Control; provided, however, that if any event has occurred which could reasonably be expected to result in a Change of Control and a Change of Control occurs within six months after such event, then the Protected Period will begin on the date of such event.

     "Restricted Period" means the period beginning on the date of the
      -----------------
termination of Employee's employment with the Company and its Affiliates and ending as follows, as applicable:

          (i)   six months after the termination of Employee's employment;

          (ii) one year after the termination of Employee's employment, if Employee is entitled to benefits under Section 10(b)(ii); or

          (iii) two years after the termination of Employee's employment, if Employee is entitled to benefits under Section 10(b)(i).